SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                               SEPTEMBER 15, 2003


                              KANSAS CITY SOUTHERN
               (Exact name of company as specified in its charter)


       DELAWARE                       1-4717                    44-0663509
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission file number)        (IRS Employer
     of incorporation)                                    Identification Number)

                427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (816) 983 - 1303


                                 NOT APPLICABLE
          (Former name or former address if changed since last report)









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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

              EXHIBIT NO.                  DOCUMENT
              (99)                         Additional Exhibits

              99.1 Press Release issued by Kansas City Southern dated September 15, 2003 entitled, "Kansas City Southern Confirms That Negotiations with TMM Have Begun" is attached hereto as
                                           Exhibit 99.1



ITEM 9.       REGULATION FD DISCLOSURE

Kansas City Southern ("KCS" or "Company") is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is the KCS press release, dated September 15, 2003, whereby KCS, reacting to a report in the Friday, September 12, 2003 EL ECONOMISTA, a Mexican business newspaper, confirmed that negotiations with Grupo TMM, S.A. ("TMM") have begun under the dispute resolution process contained in the Acquisition Agreement between KCS and TMM for TMM's interest in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("GTFM").

The information included in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Kansas City Southern


Date: September 16, 2003             By:     /S/ LOUIS G. VAN HORN
                                        ----------------------------------
                                                Louis G. Van Horn
                                         Vice President and Comptroller
                                         (Principal Accounting Officer)

EXHIBIT 99.1

    KANSAS CITY SOUTHERN                                           PRESS RELEASE
    Cathedral Square - 427 West 12TH Street - P.O. Box 219335
    Kansas City, Missouri 64121-9335                            NYSE SYMBOL: KSU


    DATE:             SEPTEMBER 15, 2003

    MEDIA CONTACTS:
        Mexico        Gabriel Guerra               Phone: 011-5255-5273-5359
                      gguerra@gcya.net

        U.S.          Warren K. Erdman             Phone: 816/983-1454
                      warren.k.erdman@kcsr.com

    INVESTORS CONTACT:
                      William H. Galligan          Phone: 816/983-1551
                      william.h.galligan@kcsr.com


       KANSAS CITY SOUTHERN CONFIRMS THAT NEGOTIATIONS WITH TMM HAVE BEGUN


        Reacting to a report in the Friday, September 12, 2003 EL ECONOMISTA, a Mexican business newspaper, Kansas City Southern (KCS) (NYSE:KSU) today confirmed that negotiations with Grupo TMM, S.A. (TMM) have begun under the dispute resolution process contained in the Acquisition Agreement between KCS and TMM for TMM's interest in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (GTFM). "Representatives of both companies did meet on Thursday, September 11th, for the first of what we expect to be numerous meetings," said Warren Erdman, KCS Vice President of Corporate Affairs. "However, under the terms of the Acquisition Agreement, all negotiations to resolve the disputes between the parties must remain confidential."

        KCS delivered a notice of dispute to TMM dated August 29, 2003 in accordance with the dispute resolution provisions of the Acquisition Agreement. This initiated a 60-day negotiation period between the parties. If the parties are unable to resolve the disputes within that period of time, KCS intends to initiate a binding arbitration in accordance with the terms of the Acquisition Agreement. KCS maintains that the Acquisition Agreement is still valid and in effect until December 31, 2004. Under that Agreement, TMM and its affiliates are precluded from initiating or participating in any negotiations or discussions with anyone other than KCS for the acquisition or purchase of all or a substantial portion of the assets of GTFM or any equity interest in GTFM. KCS has filed a complaint in the Delaware Court of Chancery seeking a preliminary injunction to preserve the parties' positions while KCS and TMM carry out the dispute resolutions' provisions provided for in the Acquisition Agreement.

        "We remain very committed to this process and believe the Acquisition Agreement is valid and in effect," said Erdman. " We plan to pursue this for as long as it takes."

        In April, KCS and TMM jointly announced their signing of agreements that would place TFM, S.A. de C.V., The Texas-Mexican Railway Company and The Kansas City Southern Railway Company under the common control of a single transportation holding company, NAFTA Rail, to be headquartered in Kansas City, Missouri. Under the Acquisition Agreement, TMM Multimodal, S.A. de C.V., a subsidiary of TMM, would receive 18 million shares of NAFTA Rail representing approximately 22 percent (20% voting, 2% subject to voting restrictions) of the company, $200 million in cash (or a combination of cash and KCS common securities), and a potential incentive payment of between $100 million and $180 million based on the resolution of certain future contingencies.

        In May, KCS completed financing totaling $200 million through its offering of Redeemable Cumulative Convertible Perpetual Preferred Stock in a private offering. The net proceeds from the offering had been expected to be used to pay a portion of the purchase price for the proposed acquisition of a controlling interest in GTFM. KCS has retained this cash for this or other corporate purposes.

        This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors, including those factors identified in a Current Report on Form 8-K dated December 11, 2001 filed by the Company with the Securities and Exchange Commission ("SEC") Commission file no. 1-4717. The Company will not update any forward-looking statements in this press release to reflect future events or developments.


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